UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2022 (April 5, 2022)

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(800) 869-5311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $.001 par value	TVTY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

Transaction Structure; Transaction Consideration

On April 5, 2022, Tivity Health, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Titan-Atlas Parent, Inc., a Delaware corporation (“Parent”), and Titan-Atlas Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by affiliates of Stone Point Capital LLC, a Delaware limited liability company (“Stone Point Capital”), subject to the terms and conditions set forth in the Merger Agreement. Pursuant to the terms of the Merger Agreement and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) effective as of the effective time of the Merger (the “Effective Time”). As a result of the Merger, Merger Sub will cease to exist, and the Company will survive as a wholly-owned subsidiary of Parent.

The Board of Directors of the Company (the “Board”) unanimously (i) determined that the terms of the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) determined that it is in the best interest of the Company and its stockholders to enter into, and adopted and declared advisable, the Merger Agreement, (iii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (iv) directed that the approval of the adoption of the Merger Agreement be submitted to the holders of the Company’s common stock, par value $0.001 per share (“Company Common Stock”) and (v) subject to the terms of the Merger Agreement, resolved to recommend that the Company’s stockholders approve the adoption of the Merger Agreement at a meeting of the Company’s stockholders.

As a result of the Merger, except as otherwise provided in the Merger Agreement, at the Effective Time, each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $32.50 in cash, without interest (the “Transaction Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

•

each option to purchase Company Common Stock outstanding immediately prior to the Effective Time (each, an “Company Option”), whether vested or unvested, will be cancelled and will entitle the holder to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Transaction Consideration over the exercise price per share of such Company Option. Any Company Options outstanding with exercise prices equal to or in excess of the per share Transaction Consideration will be cancelled without any payment to the holder thereof;

•

each market stock unit award of the Company (each, a “Company MSU Award”) outstanding immediately prior to the Effective Time will become vested, will be cancelled and will entitle the holder thereof to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock that would have vested pursuant to the terms of such Company MSU Award based on actual performance through the Effective Time, and (ii) the Transaction Consideration; and

•

each restricted stock unit award of the Company (each, a “Company RSU Award”) outstanding immediately prior to the Effective Time will become fully vested, will be cancelled and will entitle the holder to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to the Company RSU Award and (ii) the Transaction Consideration.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of various customary conditions set forth in the Merger Agreement, including, but not limited to, (i) the Company’s stockholders’ approval of the Merger Agreement, (ii) the expiration or termination of any applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of any restraint or law preventing or prohibiting the consummation of the Merger, (iv) the accuracy of Parent’s, Merger Sub’s, and the Company’s representations and warranties (subject to certain materiality qualifiers), (v) the Parent’s, Merger Sub’s and the Company’s compliance in all material respects with their respective obligations under the Merger Agreement, and (vi) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. The consummation of the Merger is not subject to a financing condition.

No Solicitation of Competing Offers; Fiduciary-Out

Upon the Company’s entry into the Merger Agreement, the Company became subject to customary exclusivity and “no shop” restrictions that restrict the Company’s ability to solicit proposals from, provide information to, and engage in discussions with, any third parties with respect to the acquisition of, or any similar transaction resulting in the acquisition of, the Company.

Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders vote in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby. However, the Company may, prior to the receipt of the affirmative vote of a majority of the issued and outstanding shares of Company Common Stock (“Company Stockholder Approval”), make a Company Adverse Recommendation Change (as defined in the Merger Agreement) in connection with a Company Superior Proposal or Intervening Event (each as defined the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including the payment of the Termination Fee to Parent or its designee (as defined in the Merger Agreement).

Termination and Termination Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (i) the Merger shall not have been consummated on or prior to 12:01 a.m. (New York City time) on October 5, 2022 (“Outside Date”), (ii) a governmental authority of competent jurisdiction has issued a final non-appealable order prohibiting the consummation of the Merger, (iii) the Company Stockholder Approval is not obtained at the stockholders’ meeting duly convened therefor, or (iv) the other party materially breaches, and does not cure, any representation or covenant that would cause the related condition to the other party’s obligation to consummate the Merger not to be satisfied, in each case subject to certain limitations set forth in the Merger Agreement.

The Company may terminate the Merger Agreement, and receive a reverse termination fee from Parent of approximately $100.4 million (the “Parent Termination Fee”), if (i) Parent or Merger Sub materially breaches, and does not cure, any representation or covenant that would result in any conditions to the Company’s obligation to consummate the Merger not to be satisfied or (ii) all conditions to the Merger have been and continue to be satisfied (subject to customary exceptions) and Parent fails to consummate the Merger after receiving written notification from the Company. Under the Merger Agreement, the Company may also receive the Parent Termination Fee if the Merger Agreement is terminated by the Company or Parent due to the Merger not having been consummated on or prior to the Outside Date if, at the time of this termination, the Company would have been entitled to terminate the Merger Agreement in accordance with the immediately preceding sentence.

The Company may also terminate the Merger Agreement if, prior to receipt of the Company Stockholder Approval, the Board shall have authorized the Company to enter into an acquisition agreement providing for a Company Superior Proposal and, concurrently with such termination, the Company pays a termination fee of approximately $54.4 million (the “Company Termination Fee”) to Parent.

Parent may terminate the Merger Agreement, and receive Company Termination Fee from the Company, if the Board has made a Company Adverse Recommendation Change, which termination right expires upon the Company Stockholder Approval having been obtained.

The Company will also be required to pay Company Termination Fee if (A) a third party publicly discloses a Company Takeover Proposal (as defined in the Merger Agreement) after the date of the Merger Agreement and such Company Takeover Proposal is not withdrawn prior to a termination of the Merger Agreement, and thereafter the Merger Agreement is terminated by (i) either the Company or Parent as a result of the Merger not having been consummated on or prior to the Outside Date, (ii) Parent as a result of a material breach by the Company of any representation or covenant which breach is not cured and would result in a failure of certain conditions to closing to not be satisfied, subject to certain limitations set forth in the Merger Agreement or (iii) Parent or the Company as a result of the Company failing to obtain Company Stockholder Approval; and (B) at any time within the 12 months following such termination, the Company enters into a definitive agreement involving a Company Takeover Proposal that is subsequently consummated (whether within such 12-month period or thereafter).

Financing the Merger

Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Investment funds managed by Stone Point Capital (the “Investors”) have committed to capitalize Parent at the closing of the Merger with an aggregate equity and/or debt contribution of up to $1.0 billion, subject to the terms and conditions set forth in the equity commitment letter. In addition, the Investors have guaranteed payment of the termination fee payable by Parent under certain circumstances, as well as up to $7.5 million of enforcement costs and certain indemnification and reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and limited guarantee provided by the Investors to the Company.

A group of lenders (the “Lenders”) have committed to provide Parent with debt financing in an aggregate principal amount of up to $1.2 billion on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use its commercially reasonable efforts to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement and to not engage in specified types of transactions during this period, subject to certain exceptions.

Summary Disclaimer

The foregoing description of the Merger Agreement does not purport to be and is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

A copy of the Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent or their respective businesses. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of the specific dates therein, were solely for the benefit of parties to the Merger Agreement, are subject to certain limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in certain reports including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Quarterly Reports on Form 10-Q and other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) after the date thereof, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future. In some cases, readers can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) the ability of Stone Point Capital to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (x) potential litigation relating to the Merger that could be instituted against Stone Point Capital, the Company or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xiv) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2022 and subsequent filings; and (xv) those risks and uncertainties that will be described in the proxy statement that will be filed with the SEC (if and when it becomes available) from the sources indicated below. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find it

In connection with the Merger, the Company intends to file a preliminary proxy statement on Schedule 14A with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING THE DEFINITIVE PROXY STATEMENT (IF AND WHEN IT BECOMES AVAILABLE), THAT ARE FILED OR WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The definitive proxy statement (if and when it becomes available) will be mailed to stockholders of the Company. Stockholders will be able to obtain the documents (when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents (if and when they become available) on the Company’s website, www.tivityhealth.com, under the heading “Investors.”

Participants in the Solicitation

The Company and certain of its respective directors, executive officers and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger and their respective direct and indirect interests in the Merger, by security holdings or otherwise, will be included in the definitive proxy statement and other materials to be filed with the SEC in connection with the Merger (if and when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 5, 2022, by and among Tivity Health, Inc., Titan-Atlas Parent, Inc. and Titan-Atlas Merger Sub, Inc.*

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date: April 6, 2022